QuickLinks -- Click here to rapidly navigate through this document

Exhibit 20.a

        Fingerhut Master Trust
Series 1998-2

Fingerhut Receivables, Inc.
Securityholder's Statement
Monthly Report
October-02

		Class A	Class B	CTO	Class D	Total
(i)	Invested Amount (Beginning of Month)	315,000,000.00	51,136,000.00	61,364,000.00	61,364,000.00	488,864,000.00

	Security Principal Funds On Deposit	22,500,000.00				22,500,000.00

(ii)	Security Principal Distributed	(22,500,000.00)	0.00	0.00	0.00	(22,500,000.00)

	Invested Amount (End of Month)	292,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	466,364,000.00

(iii)	Security Interest to be Distributed	1,518,562.50	277,412.80	145,313.36		1,941,288.66

Security Principal Distributed per $1,000		71.4285714	0.0000000	0.0000000

Security Interest Distributed per $1,000		4.8208333	5.4250000	2.3680556

(iv)	Principal Collections	14,309,593.36	2,168,104.79	2,601,759.67	2,601,759.67	21,681,217.48
(v)	Finance Collections	8,878,108.01	1,641,472.91	1,969,793.18	1,969,793.18	14,459,167.28
	Recoveries	1,548,911.88	286,378.24	343,658.36	343,658.36	2,522,606.84
	Interest Earnings on trust bank accounts	16,072.93	2,809.93	3,371.96	3,371.96	25,626.79

Total Finance Collections		10,443,092.82	1,930,661.08	2,316,823.50	2,316,823.50	17,007,400.91

Total Collections		24,752,686.19	4,098,765.87	4,918,583.17	4,918,583.17	38,688,618.39

(vi)	Total Receivables in Trust					806,725,356.12

	Aggregate Amount of Principal Receivables					670,740,668.06

(i)	Original Security Amount	337,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	511,364,000.00

	Invested Amount (End of Month)	292,500,000.00	51,136,000.00	61,364,000.00	61,364,000.00	466,364,000.00

	Floating Allocation Percentage	40.2540077%	7.6238109%	9.1486923%	9.1486923%	66.1752032%

	Fixed/Floating Allocation Percentage	50.3175096%	7.6238109%	9.1486923%	9.1486923%	76.2387051%

	Average Daily Invested Amount	300,535,714.29	51,136,000.00	61,364,000.00	61,364,000.00	474,399,714.29

(vii)	Receivable Delinquencies
	Current				74.47%	600,790,399.52
	30 Days to 59 Days				6.67%	53,789,603.96
	60 Days to 89 Days				5.08%	41,000,887.38
	90 Days and Over				13.78%	111,144,465.26

Total Receivables					100.00%	806,725,356.12

(viii)	Aggregate Investor Default Amount					12,162,220.06

	As a % of Average Daily Invested Amount (Annualized based on 365 days/year)					33.42%

(ix)	Security Charge-Offs	0.00	0.00	0.00	0.00	0.00

(x)	Servicing Fee	448,767.12	78,455.23	94,147.51	94,147.51	715,517.37

(xii)	Unreimbursed Redirected Principal Collections		0.00	0.00	0.00	0.00

(xiii)	Excess Funding Account Balance					0.00

(xiv)	CTO Trigger Event Occurrence					None

	CTO Reserve Amount					N/A

(xv)	Number of New Accounts Added to the Trust					45

(xvi)	Revolving Receivables Reserve Account Balance					$5,084,000.00

(xvii)	Defeasance Funding Account Balance					0.00

	'Average Net Portfolio Yield					13.31%

	Minimum Base Rate					7.65%

QuickLinks

  Exhibit 20.a